                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the registrant /x/
Filed by a party other than the registrant / /

Check the appropriate box:
/ / Preliminary proxy statement
/x/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

PAYLESS CASHWAYS, INC.
(Name of Registrant as Specified in its Charter)

PAYLESS CASHWAYS, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/x/ No fee required. / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed  maximum  aggregate value of transaction:
     (5) Total fee paid:

/ / Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:
     (2)   Form, Schedule or Registration Statement No.:
     (3)   Filing Party:
     (4)   Date Filed:

                                                     February 28, 1997



To Our Shareholders:

         It is my pleasure to invite you to our Annual Meeting. This year it will be held on Thursday, April 17, at 10:00 a.m., at our corporate offices, located at 2300 Main, 1st Floor, Kansas City, Missouri 64108.

         With this letter, you will find the formal notice of the Annual Meeting, our 1996 Annual Report and our Proxy Statement. When you have finished reading the Proxy Statement, please promptly mark, sign, and return to us the enclosed proxy card, to insure that your shares will be represented.

         We appreciate the continuing interest of our shareholders in Payless Cashways, Inc., and I look forward to seeing many of you at the Annual Meeting.

                                                     Very truly yours,

                                                     /s/ David Stanley

                                                     David Stanley
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                             PAYLESS CASHWAYS, INC.
                               BUILDING MATERIALS


                                   2300 Main
                          Kansas City, Missouri 64108

                          ===========================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                             PAYLESS CASHWAYS, INC.

                           To Be Held April 17, 1997


To the Shareholders of PAYLESS CASHWAYS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Payless Cashways, Inc. will be held at 2300 Main, 1st Floor, Kansas City, Missouri, on Thursday, April 17, 1997 at 10:00 a.m. for the following purposes:

         1. To elect four directors to terms of three years each as set forth in the Proxy Statement.

         2. To transact such other and further business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on February 17, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

Dated:  February 28, 1997


                              BY ORDER OF THE BOARD OF DIRECTORS

                               /s/ E. J. Holland, Jr.

                              E. J. Holland, Jr.
                              Senior Vice President-Human Resources/Secretary



 ============================================================
|You are cordially invited to attend the meeting. However, whether or not you| |plan to be personally present at the meeting, please date and sign the| |enclosed proxy and return it promptly in the enclosed envelope. If you later| |desire to revoke your proxy, you may do so at any time before it is|
|exercised.                                                                   |
 -----------------------------------------------------------------------------

GENERAL INFORMATION FOR SHAREHOLDERS

         In order to provide every shareholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not the shareholder attends in person, proxies are solicited from shareholders by the Board of Directors of Payless Cashways, Inc. ("Payless" or the "Company"). When the enclosed proxy card is properly executed and returned, the shares represented will be voted by the persons designated as proxies, in accordance with the shareholder's directions. Shareholders may vote on a matter by marking the appropriate box on the card or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of Directors on that matter.

         Management knows of no matters other than those set forth on the proxy card that will be presented for action at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON EACH OF THE PERSONS DESIGNATED
 AS PROXIES THE DISCRETIONARY AUTHORITY TO VOTE THE SHARES
REPRESENTED IN ACCORDANCE WITH THEIR BEST JUDGMENT
ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE
MEETING.

         Any shareholder executing a proxy may revoke that proxy or submit a revised proxy at any time before it is voted. A shareholder may also vote by ballot at the Annual Meeting, thereby canceling any proxy previously returned as to any matter voted on by ballot. A shareholder wishing to name as his or her proxy someone other than those designated on the proxy card may do so by crossing out the names of the designated proxies and inserting the name(s) of the person(s) he or she wishes to have act as his or her proxy. In such a case, it will be necessary that the proxy be delivered by the shareholder to the person(s) named, and that the person(s) named be present and vote at the meeting. Proxy cards on which alternate proxies have been named should not be mailed directly to the Company.

         Holders of the Common Stock, par value $.01 per share, of the Company ("Common Stock") and Series A Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Company ("Preferred Stock") at the close of business on February 17, 1997, the record date for the Annual Meeting (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on such date, a total of 37,709,028 shares of Common Stock and 406,000 shares of Preferred Stock were outstanding. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to 5.9994 votes on each matter to be presented at the Annual Meeting. It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to the shareholders on or about February 28, 1997.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1.       PROPOSAL NO. 1 - ELECTION OF DIRECTORS

                  The Articles of Incorporation and the By-laws of the Company provide that the business of the Company shall be managed by a Board of Directors. Pursuant to the Articles of Incorporation, the directors are divided into 3 classes, designated Class I, Class II and Class III. Each class consists, as nearly as may be possible, of 1/3 the total number of directors constituting the entire Board of Directors, which currently numbers 11. At each Annual Meeting, successors to the class of directors whose terms expire at that Annual Meeting are elected for a 3-year term.


                  At the Annual Meeting of Shareholders in 1997, 4 Class I directors are to be elected. Each of the nominees listed below was recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors. It is the intention of the persons named as proxies in the accompanying form of proxy, unless such authority is withheld, to vote for the election of each nominee set forth below. In order to be elected a Director, a nominee must receive a majority of the votes cast by the shares entitled to vote in the election at an Annual Meeting at which a quorum is present. The abstention or failure to vote shares present at an Annual Meeting and broker nonvotes do not have the effect of a vote "for" or "against" a nominee.


                  Each nominee has consented to being named a nominee and has agreed to serve if elected. In case any nominee is not available for election for reasons not presently known to the Company, discretionary authority will be exercised by the proxies named in the enclosed form of proxy to vote for a substitute selected by the Board of Directors. Information regarding the nominees is set forth below.



                                       Principal Occupation and
 Name                       Age        Five-Year Employment History
 -------                   -----    --------------------------------------

Harold Cohen...............66      Chairman Emeritus of  Somerville Lumber
First elected a director:          and Supply Co., Inc. ("Somerville") from
1985                               December 1993 to November 1995; Vice-
Class I                            Chairman of the Board of Payless from
                                   October 1988 to December 1993, Chairman
                                   of the Board of Somerville from March 1991
                                   to December 1993; Co-Chairman of the Board
                                   of Somerville from March 1987 to March 1991;
                                   and currently a director of Syratech Corp.

Scott G. Fossel............ 44     President of Fossel  Investments since
First elected a director:          September 1994; Vice President of Court
1989                               Square Capital Limited and Vice President of
Class I                            Citicorp Venture Capital Ltd., each an
                                   indirect wholly-owned subsidiary of Citicorp,
                                   from March 1986 to September 1994. Mr.
                                   Fossel is Chairman of the Finance Committee
                                   and a member of the Audit Committee and
                                   Compensation Committee of Payless' Board
                                   of Directors.

George Latimer.............61      Distinguished  Visiting  Professor of Urban
First elected a director:          Affairs at Macalester College since January
1993                               1996 and Chief Executive of The National
Class I                            Equity Fund since November 1995; Director,
                                   Office of Special Actions, U. S. Department
                                   of Housing and Urban  Development from
                                   July 1993 to November 1995;  Special
                                   Consultant  to the U. S. Department of
                                   Housing and Urban Development from
                                   February 1993 to July 1993; Dean of
                                   Hamline University School of Law from
                                   January 1990 to February 1993; and
                                   currently a director of Digital Biometrics,
                                   Inc. and 13 closed-end mutual funds
                                   managed by Piper Capital Management,
                                   a wholly-owned subsidiary of Piper Jaffray
                                   Companies, Inc. Mr. Latimer is a member
                                   of the Audit Committee of Payless' Board
                                   of Directors.


                                        Principal Occupation and
Name                      Age          Five-Year Employment History
-------                  ------     ----------------------------------

Susan M. Stanton.........48         President and Chief Operating Officer of
First elected a director:           Payless since November 1993; Senior
1993                                Vice President -Merchandising of Payless
Class I                             from October 1989 to November 1993;
                                    and currently a director of Western
                                    Resources, Inc. Ms. Stanton is a member
                                    of the Corporate Governance and
                                    Nominating Committee of Payless' Board
                                    of Directors.


     THE BOARD OF  DIRECTORS  UNANIMOUSLY  RECOMMENDS  A
VOTE "FOR" THE  PROPOSAL TO ELECT THE NOMINEES AS CLASS I DIRECTORS OF THE
COMPANY.


     Information regarding the 7 directors, who were previously elected and will continue to serve their terms, is set forth below.


                                         Principal Occupation and
Name                       Age          Five-Year Employment History
-------                   -----    -----------------------------------
David Stanley..............61      Chairman of the Board and Chief
First elected a director:          Executive Officer of Payless since August
1969                               1986; and currently a director of Piper
Class III                          Jaffray Companies Inc., Digi  International,
                                   Inc. and Best Buy Co., Inc. Mr. Stanley is a
                                   member of the Corporate Governance and
                                   Nominating Committee and Finance
                                   Committee of Payless' Board of Directors.

Ralph Strangis............. 60     Member of the law firm of Kaplan, Strangis
First elected a director:          and Kaplan, P.A. for more than five years;
1983 (to 1988);                    and currently a director of Life USA Holding,
1993                               Inc., Damark International, Inc. and TCF
Class III                          Financial Corporation. Mr. Strangis is the
                                   Lead Director, Chairman of the Corporate
                                   Governance and Nominating Committee
                                   and a member of the Compensation
                                   Committee and Finance Committee of
                                   Payless' Board of Directors.  As the Lead
                                   Director, Mr. Strangis has been elected by
                                   the non-management directors to address,
                                   on behalf of the Board of Directors, various
                                   governance matters.

William A. Hall............51      Assistant to the Chairman of Hallmark
First elected a director:          Cards, Inc. for more than five years; and
1993                               currently a director of Mercantile Bank
Class II                           Corporation.  Mr. Hall is a member of the
                                   Audit Committee, Corporate Governance
                                   and Nominating Committee and Finance
                                   Committee of Payless' Board of Directors.

Wayne B. Lyon......... ..64        Chairman, Chief Executive Officer and
First elected a director:          President of LifeStyle Furnishings
1988                               International Ltd. since August 1996;
Class III                          President and Chief Operating Officer of
                                   Masco Corporation  ("Masco") from August
                                   1985 to August 1996; and currently a director
                                   of Masco, Comerica, Incorporated and Emco
                                   Limited.  Mr. Lyon is Chairman of the Audit
                                   Committee and a member of the
                                   Compensation Committee of Payless' Board
                                   of Directors.




                                      Principal Occupation and
Name                       Age      Five-Year Employment History
-------                  ------   -------------------------------------------

Gary D. Rose...............51     Limited Partner of The Goldman Sachs
First elected a director:         Group, L.P. since November 1994;
1985                              General Partner of The Goldman Sachs
Class II                          Group, L.P. from December 1989 to
                                  November 1994; and General Partner
                                  of Goldman Sachs & Co.  ("Goldman
                                  Sachs") from November 1984 to
                                  November 1994.  Mr. Rose is Chairman
                                  of the Compensation Committee and a
                                  member of the Corporate Governance
                                  and Nominating Committee and Finance
                                  Committee of Payless' Board of Directors.

Louis W. Smith.............54     President and Chief Operating Officer of
First elected a director:         The Ewing Marion Kauffman Foundation
1995                              since July 1995; President, Kansas City
Class II                          Division of AlliedSignal Inc. from April
                                  1990 to May 1995; and currently a director
                                  of Western  Resources, Inc. and Commerce
                                  Bank, N.A. Mr. Smith is a member of the
                                  Compensation Committee of Payless' Board
                                  of Directors.

John H. Weitnauer, Jr....70       Chairman and Chief Executive Officer of
First elected a director:         Richway, a mass merchandising division
1993                              of Federated Department Stores, Inc. from
Class II                          1980 until his retirement in 1986; and
                                  currently a director of John H. Harland
                                  Co. Mr. Weitnauer is a member of the
                                  Audit Committee and Compensation
                                  Committee of Payless' Board of Directors.



         During fiscal 1996, there were 6 regular meetings and 2 telephonic meetings of the Board of Directors. During fiscal 1996, each director, with the exception of Wayne B. Lyon and Louis W. Smith, attended more than 75% of all meetings of the Board of Directors and of the Committees on which he or she served. In addition to attending Board of Directors and Committee meetings during the year, the directors conferred with officers regarding corporate matters and reviewed material submitted by management to the Board of Directors and Committees for consideration and action.

COMMITTEES OF THE BOARD

         The Board has 4 standing committees. Their functions are described below:

         AUDIT - The Audit Committee implements and supports the oversight function of the Board by reviewing, on a periodic basis, the corporation's processes for producing financial data, its internal controls, and the independence of the corporation's external auditor. More specifically, the Audit Committee recommends to the Board of Directors the independent public accountants to conduct the annual examination of financial statements, and reviews the proposed scope and fees of the examination, as well as its results and management's responses thereto, and any significant, non-audit services and fees; reviews the appointment, replacement, any reports and management's responses thereto, of the senior internal auditing executive; serves as the conduit for communication between the Board of Directors and external and internal auditors; reviews the corporation's annual financial statements; considers, in consultation with the external auditor and the senior internal auditing executive, the adequacy of the corporation's internal controls; considers major changes and other major questions of choice with respect to the appropriate auditing and accounting principles and practices; directs any special investigations considered necessary relating to the accuracy of the financial statements, adequacy of internal controls or compliance with regulatory requirements; and retains outside counsel and other experts, as appropriate. The Audit Committee met 2 times during 1996. Members of the Audit Committee are Wayne B. Lyon, Chairman; Scott G. Fossel; William A. Hall; George Latimer; and John H. Weitnauer, Jr.

         COMPENSATION - The Compensation Committee reviews the compensation (wages, salaries, supplemental compensation and benefits) of the employees of the Company, including approval of compensation and benefit policies and plans, approval of direct and indirect executive officer compensation, administration of stock programs, and oversight of the Company's executive development plan. The Committee also makes recommendations to the Board of Directors regarding election of executive officers and compensation and benefits for directors. The Compensation Committee met 3 times during 1996. Members of the Compensation Committee are Gary D. Rose, Chairman; Scott G. Fossel; Wayne B. Lyon; Louis W. Smith; Ralph Strangis; and John H. Weitnauer, Jr.

         CORPORATE GOVERNANCE AND NOMINATING - The Corporate Governance and Nominating Committee reviews the size, composition and effectiveness of the Board of Directors, including retention, tenure and retirement policies, criteria for selection of nominees to the Board of Directors, qualifications of candidates, membership and structure of Board Committees. The Committee also reviews developments in corporate governance generally and makes recommendations to the Board of Directors, as appropriate. The Corporate Governance and Nominating Committee met 3 times during 1996. Members of the Corporate Governance and Nominating Committee are Ralph Strangis, Chairman; William A. Hall; Gary D. Rose; David Stanley; and Susan M. Stanton.

         FINANCE - The Finance Committee considers the financing requirements of the Company, reviews and makes recommendations to the Board of Directors with respect to acquisitions, divestitures, extraordinary capital expenditure requests, and significant changes in the capital structure of the Company, including the incurrence/defeasance of long-term indebtedness and the issuance/redemption of equity securities, and other major financial transactions. The Finance Committee met 9 times during 1996. Members of the Finance Committee are Scott G. Fossel, Chairman; William A. Hall; Gary D. Rose; David Stanley; and Ralph Strangis.

COMPENSATION OF DIRECTORS

         The Company pays each non-employee director (i) an annual directors' fee of $25,000 (except that the Lead Director is paid an annual fee of $50,000), payable quarterly, (ii) $1,000 for each meeting of the Board of Directors attended by the director and (iii) $1,000 for each Committee meeting attended by the director on days when the Board of Directors as a whole is not meeting. Committee chairs are paid an additional annual fee of $1,500. All of the non-employee directors have chosen to defer the payment of all or a portion of their fees and to have such fees invested in the Company's Common Stock, under the Payless Cashways, Inc. Deferred Compensation Plan for Directors. The
deferred amounts are deemed invested in Common Stock Equivalents (defined below). An election to defer, once made, is irrevocable for the first calendar year with respect to which the election is made, except in limited circumstances. An election to defer, once made, shall continue to be effective for succeeding calendar years until revoked or modified by the non-employee director by written request prior to the beginning of the calendar year for which fees would otherwise be deferred, provided that any election to receive distribution in lump sum or installments may not be changed within the twelve-month period prior to termination of services as a non-employee director. The "Common Stock Equivalents" are phantom stock units, i.e., each Common Stock Equivalent represents a hypothetical share of Common Stock which shall have a value on any date equal to the Fair Market Value of one share of Common Stock on that date. "Fair Market Value" will be based on the closing price of the Common Stock on the New York Stock Exchange (or other stock exchange or stock quotation system on which the Common Stock is then listed or quoted or, if none, the value as determined by the Company's Board of Directors in good faith) on the applicable date. Dividends and other distributions on Common Stock, if any, will be credited to non-employee directors as if the Common Stock Equivalents were outstanding shares of Common Stock. Such dividends will be converted into additional Common Stock Equivalents. Any amount deferred by a non-employee director will earn interest at 8% per annum from the date on which the fees are deferred until the date the fees are converted into Common Stock Equivalents.

         As soon as practicable following termination of services as a director, a non-employee director will receive a distribution of a number of shares of Common Stock equal to the number of Common Stock Equivalents then credited to him or her under the Deferred Stock Compensation Plan, either in a lump sum or in equal annual installments (not greater than five). Upon the death of a non-employee director, shares will be issued to his or her beneficiary or estate. Upon a "change in control" of the Company (as defined in the Deferred Stock Compensation Plan), each non-employee director will receive a lump sum distribution in shares equal to the value of his or her accumulated Common Stock Equivalents. Cash will be paid in lieu of fractional shares upon any distribution. Under limited circumstances in an "unforseeable emergency" (as defined in the Deferred Stock Compensation Plan), a non-employee director may receive all or a part of his or her accumulated Common Stock Equivalents in shares; and in the event that the Internal Revenue Service should finally determine that part or all of the value of a non-employee director's accumulated Common Stock Equivalents are required to be included in the non-employee director's gross income for federal and/or state income tax purposes, then that portion includable in gross income will be distributed in shares to the non-employee director in a lump sum as soon as practicable after such determination. Each non-employee director or beneficiary will be an unsecured general creditor of the Company with respect to any payments due and owing to such non-employee director pursuant to the Deferred Stock Compensation Plan.

         The Deferred Stock Compensation Plan will remain effective until October 20, 2005, unless sooner terminated by the Board of Directors. The Board of Directors can amend or terminate the Deferred Stock Compensation Plan at any time. However, amendments must be approved by the Company's shareholders if shareholder approval is required in order for the Deferred Stock Compensation Plan to meet applicable statutory or regulatory requirements; and a non-employee director's consent must be obtained if an amendment would adversely affect such non-employee director's rights pursuant to the Deferred Stock Compensation Plan. A maximum of 250,000 shares of Common Stock will be available for issuance under the Deferred Compensation Plan. Such shares will be authorized and unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company. The Senior Vice President of Human Resources and the Senior Vice President of Finance of the Company (the Administrative Committee) will administer the Deferred Stock Compensation Plan, but will have no discretion to alter any terms or conditions specified in the Deferred Stock Compensation Plan.

         The Company has also adopted the Payless Cashways Director Option Plan for non-employee directors (the "Director Option Plan"), for the purpose of attracting and retaining outstanding individuals as directors and to provide them with an equity interest in the Company. Participants consist solely of the members of the Company's Board of Directors who are not full-time employees of the Company or its subsidiaries. Under the Director Option Plan, which has a term of not more than 10 years, each non-employee director is granted an option of $100,000 worth of the Company's Common Stock, valued on the date on which the director is first elected, for an aggregate exercise price of $100,000. In addition, each non-employee director will be granted an option to purchase 1,000 shares of Common Stock on the date immediately following the Company's Annual Meeting so long as such non-employee director continues to serve on the Company's Board of Directors. Further, in the event that the Director Option Plan, or any successor plan, allows the grant of additional stock options to a non-employee director, the Lead Director shall be annually awarded an option to purchase the number of shares of the Company's Common Stock equal to the number of shares to which any non-employee director is annually entitled, plus the number of shares of the Company's Common Stock equal to the number of shares granted to the Lead Director as a non-employee director during any fiscal year(s) in which the Lead Director served but was ineligible to receive such an award. The exercise price for the annual options will be the fair market value of the Company's Common Stock on the date of grant. Options granted under the Director Option Plan may be exercised from the grant date and expire on the earlier of (a) 10 years after the date of grant, or (b) 1 year after the date on which the director ceases to be a member of the Company's Board of Directors. An aggregate of 350,000 shares of Common Stock is reserved for issuance under the Director Option Plan, which number is subject to adjustment i) automatically if the Company issues shares of Common Stock without consideration and ii) by the Board of Directors if other equitable adjustments are deemed appropriate after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

         The Director Option Plan is administered by the Board of Directors of the Company which has the authority to amend the plan, terminate the plan, interpret the plan, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Members of the Compensation Committee of the Company's Board of Directors during 1996 were: Gary D. Rose, Chairman; Scott G. Fossel; Wayne B. Lyon; Louis W. Smith; Ralph Strangis; and John H. Weitnauer, Jr. Mr. Rose is a Limited Partner of Goldman Sachs Group L.P. During 1996, Payless retained Goldman, Sachs & Co., an affiliate of Goldman Sachs Group L. P., to provide financial advisory services for an amount which was not greater than 5% of the Company's or the firm's annual gross revenues. Goldman Sachs Capital Markets L.P., an affiliate of Goldman Sachs Group L.P., entered into a three-year interest cap agreement with the Company in January, 1995, the amount of which was not greater than 5% of the Company's or the firm's annual gross revenues. Mr. Lyon was President and Chief Operating Officer and a director of Masco until August, 1996, and he continues to serve as a director of Masco. In 1988, Payless entered into a Supply Agreement with Masco, as a preferred supplier for certain products. The Supply Agreement expired on December 31, 1995. During 1996, Payless' purchases from Masco were not greater than 5% of either Payless' or Masco's annual gross revenues. Payless will make purchases from Masco in 1997. The law firm of Kaplan, Strangis and Kaplan, P. A., of which Mr. Strangis is a member, was retained by and rendered services to the Company in 1996, for an amount which was not greater than 5% of the Company's or the firm's annual gross revenues. The firm has also been retained by and will render services to the Company in 1997. Payless believes that the terms and conditions of its relationships with each of Goldman, Sachs & Co., Goldman Sachs Capital Markets L.P., Masco and Kaplan, Strangis and Kaplan, P.A., are as favorable as those that could have been obtained from arm's-length negotiations with unassociated third parties.

PERFORMANCE GRAPH


         The graph set forth below compares the indexed total return on an investment in the Company's Common Stock on March 9, 1993 (the day the Company commenced its initial public offering of Common Stock) through the Company's 1996 fiscal year end, with the returns on investments in the Standard and Poor's Composite 500 Stock Index ("S&P 500") and the Standard and Poor's Retail (Specialty) Index ("S&P Retail Index") during the same time period or the closest available date. The graph is based on stock performance and assumes the reinvestment of any dividends. The historical stock price performance shown on this graph is not necessarily indicative of future performance.


[GRAPHIC OMITTED]




                            As of        As of          As of         As of
                          11/27/93(1)  11/26/94(1)  11/25/95(1)   11/30/96(1)
Payless Cashways, Inc.      $92.27      $58.60        $32.76        $12.97
S&P 500                    $105.66     $100.40       $134.03       $167.60
S&P Retail Index           $102.94      $99.50        $90.34       $107.80


(1) Fiscal year ends on a Saturday, so closest available date is utilized.


COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is composed entirely of directors who are not executive officers of the Company. The Committee is responsible for establishing and administering the policies which govern the compensation program for executive officers of the Company, including cash compensation, stock plans and all other benefit programs.

         The Compensation Committee believes that it is in the best interest of the shareholders of the Company to attract, retain and motivate top quality executive officers, by offering a competitive compensation package that establishes a relationship between executive pay and the enhancement of shareholder value.


         The Committee reviews its executive officer compensation program each year and periodically retains the assistance of an independent, executive compensation consulting firm. Every two or three years, the Committee engages a firm to conduct a formal study to determine whether the Company's compensation program is competitive with executive compensation programs of comparable companies (including building supply companies, similarly-sized companies, and other retail companies) and national industry data obtained from national compensation surveys in which the Company annually participates, including an annual retail compensation study published by another executive compensation consulting firm. In years in which a formal study is not completed, the prior study is updated based on a survey of retail compensation trends published by executive compensation consulting firms, published wage and salary surveys, and inflation indices.


         Each year the Committee reviews the performance of the Company and approves an annual base salary, an annual incentive bonus opportunity and, if appropriate, a long-term stock incentive award and a stock option grant for each executive officer consistent with the policies and objectives described below.

ANNUAL BASE SALARY

         The Compensation Committee believes that annual base salaries for the Company's executives should be maintained at levels which are competitive with salaries at comparable companies. As a result, the Committee has established a policy to set annual base salaries at approximately the 50th percentile of annual base salaries for executives in similar positions at comparable companies. Prior to the beginning of each fiscal year, the Committee reviews the performance of the Company and base salaries of executive officers, compares base salaries against the comparable companies and determines base pay adjustments, as appropriate. The performance criteria used by the Compensation Committee include reporting responsibilities of each executive officer and corporate performance in terms of the Company's sales, income, operations, expansion and similar factors. The Compensation Committee does not employ any specific weighting of the performance criteria and application of the criteria is also dependent upon the position of the particular executive officer. When the Company entered into the employment agreements with executive officers (discussed in the section entitled "Summary Compensation Table"), the annual base salaries under the agreements were established consistent with this criteria.

ANNUAL INCENTIVE BONUS OPPORTUNITY


         Annual incentive bonus opportunities are established by the Committee and, pursuant to the Company's annual incentive bonus program, predicated upon the Company's annual performance measured by attainment of established levels of earnings before interest, taxes, depreciation and amortization ("EBITDA"). Under the program, executive officers are entitled to receive 100% of their incentive targets only if the Company achieves 100% of the EBITDA target; and based on the Company's payout schedule, executive officers may receive 50% of their target incentive for attainment of 90% of the EBITDA target, and as much as 150% of the incentive target for attainment of 110% of the EBITDA target. No incentives are paid if the Company fails to achieve a minimum of 90% of the EBITDA target. Incentive levels are set for executive officers based on salary grade. Total cash compensation (base salary plus annual incentive) for executive officers is intended to exceed the Company's established competitive levels (50th percentile of base salaries and incentives for executives in similar positions at comparable companies) when superior performance levels are achieved, i.e., performance which exceeds 100% EBITDA. For the purpose of determining the achievement of the performance levels under the program, the Committee has the authority in its discretion to adjust the actual EBITDA results to eliminate or reduce the effect of unanticipated or non-recurring charges, events or transactions such as special financing expenses or restructuring charges which were not taken into account in determining the EBITDA target and which the Committee believes should be eliminated or reduced to reflect the ongoing performance of the Company. During 1996, no incentives were paid under the program since the minimum EBITDA target was not achieved.


LONG-TERM STOCK INCENTIVE PROGRAM


         The Committee believes that it is essential for executive officers to own significant amounts of Common Stock, thereby aligning the long-term interests of executive officers with those of shareholders. The long-term stock incentive program is also intended to provide a means of attracting and retaining outstanding individuals as executive officers of the Company.

         Long-term stock incentives may be awarded pursuant to the Payless Cashways 1992 Incentive Stock Program, which was approved by the Company's shareholders in July 1992, and are awarded by the Committee which, for purposes of long-term stock incentives for executive officers, is comprised of "non-employee directors" of the Committee, as such term is defined by Section 16 of the Securities Exchange Act of 1934. In June 1993, with the advice of an independent executive compensation consulting firm, the Committee adopted incentive stock program guidelines, which provide for annual grants of stock options and annual restricted stock awards to executive officers of the Company. It was anticipated that stock option grants would be made annually during the four-year period 1993-1996 and that restricted stock awards would be made annually during the five-year period 1994-1998. As originally designed, one objective of the program and the guidelines was to provide each executive employee with significant value in the Company's Common Stock, based on a projected stock price at the end of the grant program in relation to the employee's expected, aggregate cash compensation during the term of the program.

         Stock  option  grants are the main element of the  Company's  long-term stock incentive program. With respect to stock option grants to executive officers, the program and the guidelines were designed to provide the opportunity to obtain Common Stock, from annual option grants during 1993-1996, having a value (based on a targeted stock price) approximately equal to 50% of their expected, aggregate cash compensation during the five-year period 1993-1997. The targeted stock price, calculated based upon a projection of future net income and, therefore, earnings per share, was combined with a projected increase in the Company's stock price-to-earnings multiple from its level in 1993 to a projected level of the S&P 500 in the year 2000. Because the actual stock price was substantially below the projected stock price, in June 1995, the Committee enhanced the option grant by allocating the full amount allotted for 1995 and the majority of the options allotted for granting in 1996, or approximately 36%, of their allocated portion of the shares subject to options under the program. As a result, in 1996, no annual option grants were made to executive officers, except option grants related to hiring or promotion. The Committee reviews the program guidelines for stock options annually and makes adjustments determined to be necessary to meet the long-term objectives of the program. The annual stock option grants are subject to the discretion of the Committee. The Committee considers the grant of additional stock options when an executive officer is hired or promoted, to reflect the additional contribution which the executive can have to the Company's performance in his or her position and the amount of options which have historically been provided to an executive officer in such a position. Stock options are generally subject to a four-year vesting schedule from the date of grant, with 25% of the grant vesting on each of the first four anniversaries of the grant date.

         Restricted stock awards comprise the remaining part of the long-term stock incentive program. Each executive officer of the Company has the opportunity to receive an annual restricted stock award during the period 1994-1998 based on the extent of achievement of the previous year's specified EBITD or EBITDA target and annual incentive cash bonus paid as discussed in the previous section of this Report. The maximum number of restricted shares to be available annually to the executive officers under the program equals the aggregate annual incentive cash bonuses earned by the executive officers for the preceding year divided by the targeted stock price (as defined above). The Committee determines whether awards will be made to the executive officers from the annual pool of restricted stock and allocates the awards among the executive officers in its sole discretion. The factors which the Committee considers in making allocations include the performance of each individual executive officer in his or her position and their contribution to the performance of the Company in terms of sales, income, operations, expansion and similar factors. The Committee does not employ any specific weighting of the performance criteria and application of the criteria is also dependent upon the position of the particular executive officer. No annual restricted stock awards were made in 1996 and it is anticipated that no annual restricted stock awards will be made in 1997.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Committee determines Mr. Stanley's compensation as Chief Executive Officer using the criteria described above. Based on performance relating to (i) the Company's sales, income, operations, expansion and similar factors, (ii) management of the strategic direction of the Company, (iii) development of senior executives (which performance criteria are not subject to any specific weighting by the Compensation Committee) and the 50th percentile of annual base salaries for executives in similar positions at comparable companies, the Committee determined that Mr. Stanley's annual base salary should remain at $650,000 for 1996 and 1997. Mr. Stanley received no annual incentive cash bonus for fiscal 1996 under the annual incentive cash bonus plan, described above, and received no option grant or restricted stock award under the long-term stock incentive program described above. During the 1997 fiscal year, Mr. Stanley will receive no annual restricted stock award with respect to performance for the fiscal year ending November 30, 1996.

COMPENSATION FOR THE OTHER NAMED EXECUTIVE OFFICERS

         Certain other executive officers, named in the Summary Compensation Table, received base salary increases which were consistent with the Committee's objective of maintaining annual base salaries at approximately the 50th percentile of annual base salaries for executives in similar positions at comparable companies. Based on performance criteria described above under "Chief Executive Officer Compensation", the Committee determined that Ms. Stanton's annual base salary should remain at $450,000 for 1996 and 1997. The annual base salaries for Mr. Lightstone, Mr. Buchen, and Mr. Holland increased, respectively, from $275,000, $255,000 and $235,000 in 1995 to $295,000, $275,000
and $242,000 in 1996, at which level such salaries will remain in 1997. The other named executive officers received no bonuses for fiscal 1996 under the annual incentive cash bonus plan since the EBITDA target, described above, was not achieved, and received no stock option grants or restricted stock awards under the long-term stock incentive program, described above. These compensation elements for 1996 are reflected in the table entitled "Summary Compensation Table". It is anticipated that, during the 1997 fiscal year, Ms. Stanton, Mr. Lightstone, Mr. Buchen and Mr. Holland will not be granted an annual restricted stock award with respect to performance for the fiscal year ending November 30, 1996 under the terms of the long-term stock incentive program.


OTHER INFORMATION

         The Company does not anticipate that compensation to any executive officer for 1997 will exceed $1 million for purposes of IRS Revenue Rule 162(m). It is the current intention of the Committee that all compensation paid under the executive compensation program will be tax deductible to the Company in the year paid to the executive officer.


The Compensation Committee:

                           Gary D. Rose - Chairman
                           Scott G. Fossel
                           Wayne B. Lyon
                           Louis W. Smith
                           Ralph Strangis
                           John H. Weitnauer, Jr.

Summary Compensation Table


         The following table details the compensation during each of the last three, completed fiscal years for the Company's named executive officers who held the positions listed in 1996:


                                                                LONG TERM
                                                                COMPENSATION
                                                                --------------
                                ANNUAL COMPENSATION               Awards
                                ------------------------------------------
(a)         (b)     (c)      (d)       (e)          (f)         (g)     (i)

                                                            Securities
                                      Other     Restricted  Underlying
Name and                              Annual    Stock       Options/   All Other
Principal  Year   Salary($) Bonus($)  Compensa  Awards       SARs      Compensa
Position                              ion($)(1) ($)(2)       (#)       tion($(3)
---------- ----   --------- --------- --------- ----------- ---------  ---------

David Stanley - 1996  650,000   ---     9,497      ---        ---        2,370
Chairman of     1995  650,000   ---     8,643     73,000     30,800      2,538
the Board &     1994  650,000  260,000  5,400     95,000     17,600      2,909
Chief Executive
Officer


Susan M. Stanton-1996 450,000   ---     6,358      ---        ---        2,370
President,       1995 450,000   ---     5,786      40,150    23,100      2,538
Chief Operating  1994 400,000  128,000  3,615      74,100    27,150      2,909
Officer
and Director


Stephen A. Lightstone- 1996  295,000  ---   6,644    ---       ---       2,370
Senior Vice President- 1995  275,000  ---   6,350   20,988   10,900      3,060
Finance/Treasurer      1994  250,000 66,000 4,054   45,600    6,225      2,909


Gerald M. Buchen-      1996  275,000   ---   1,175    ---      ---       11,069
Senior Vice            1995  255,000   ---   1,069  19,163   10,900      10,519
President-Store        1994  225,000 59,400    668  41,800   10,375      11,136
Operations

E. J. Holland, Jr. -   1996  242,000   ---     ---    ---      ---        2,370
Senior Vice President- 1995  235,000   ---     ---  19,163   10,900       2,538
Human Resources/       1994  225,000 59,400    ---  41,800    6,225       2,909
Secretary


(1) The amounts reflected in column (e) above represent the above-market interest earnings under the Wealth-Op Deferred Compensation Plan and the 1988 Deferred Compensation Plan.

      The Wealth-Op Deferred Compensation Plan and the 1988 Deferred Compensation Plan are non-qualified deferred compensation plans which allowed certain employees to elect to defer compensation for a period of four or eight years. The Plans provide for interest to be credited to deferred accounts at bench-mark rates established in the Plans. None of the named officers deferred compensation under the Plans in 1996.

(2) No annual restricted stock award was made in 1996. Each restricted stock award listed above is based upon the closing fair market value of the stock on the date of grant. For each of the named executive officers, the number and value of the aggregate restricted stock holdings at the end of fiscal year 1996 was as follows: David Stanley 13,000/$22,750; Susan M. Stanton 8,300/$14,525; Stephen A. Lightstone 4,700/$8,225; Gerald M. Buchen 4,300/$7,525; and E. J. Holland, Jr. 4,300/$7,525. The restricted stock awards are issued pursuant to the long-term stock incentive program described in the section entitled "Long-Term Stock Incentive Program". The restricted stock awards are subject to a three-year-cliff vesting schedule from the date of the award.

         Dividends will be payable on the shares if and to the extent paid on Payless' Common Stock generally.




(3) All other compensation for 1996 consists of a trip award of $8,699 for Mr. Buchen and the Employee Savings Plan contributions. The Employee Savings Plan estimated contributions are as follows: $2,370 for Mr. Stanley, $2,370 for Ms. Stanton, $2,370 for Mr. Lightstone, $2,370 for Mr. Buchen and $2,370 for Mr. Holland.


         David Stanley, Susan M. Stanton, Stephen A. Lightstone and Gerald M. Buchen (the "Executives") have entered into employment agreements (the "Employment Agreements") with Payless. The term of the Employment Agreement for Mr. Stanley expires either (a) on March 1, 1999, with a 1-year extension period which is automatic unless either the Executive or Payless gives prior notice of non-renewal, or (b) in the event a "Change of Control" (as defined in the respective Employment Agreements) occurs, on the termination date stated in (a) or one year and sixty days after the date of the Change of Control, whichever is longer. The term of the Employment Agreement for each of Ms. Stanton, Mr. Lightstone and Mr. Buchen expires either (a) on March 1, 1998, or (b) in the event a Change of Control occurs, on the termination date stated in (a) or one year and sixty days after the date of a Change of Control, whichever is longer. Upon an Executive's termination of employment by Payless "without cause" or by the Executive for "good reason" (as such terms are defined in the respective Employment Agreements), the Executive will be entitled to receive (i) base salary regardless of death or disability of the Executive during the Severance Period (as defined below), (ii) continuation of substantially similar health, life and disability insurance to that which the Executive had been receiving immediately prior to termination for a period equal to the longer of the Severance Period and the period during which the Executive otherwise would have received such benefits at Payless' expense, (iii) benefits under each of Payless' pension plan and Payless' Supplemental Retirement Plan (defined below), computed as if the Executive's employment continued through the Severance Period, and (iv) all options and restricted stock grants which continue to vest and be exercisable in accordance with their respective terms as if the Executive continued to be employed during the Severance Period . Also, upon termination by the Company "without cause" or by the Executive for "good reason", the Employment Agreements for Mr. Stanley, Ms. Stanton and Mr. Lightstone provide that each Executive will be entitled to receive unpaid Incentive Compensation (as defined in the Employment Agreement) for any previous year and the average of the Executive's Incentive Compensation during the 2 years immediately preceding the year in which the Executive is terminated, multiplied by a fraction, the numerator of which is the number of months remaining in the Employment Agreement after the end of the year for which the Executive's Incentive Compensation has been determined and the denominator of which is 12; and the Employment Agreement for Mr. Buchen provides that the Executive will be entitled to receive unpaid Incentive Compensation owed for the preceding fiscal year. Additionally, under Ms. Stanton's and Mr. Lightstone's Employment Agreements, from March 1, 1997 through April 30, 1997, each Executive shall be entitled to put to the Company, for $4.00 per share, all or any unexercised portion of the option granted pursuant to the Employment Agreements, upon the occurrence of certain events including employment on March 1, 1997 and the termination of employment prior to March 1, 1997 by the Company "without cause", by the Executive for "good reason" or after a Change of Control. Further, the Employment Agreements for Mr. Stanley, Ms. Stanton, Mr. Lightstone and Mr. Buchen permit the Executive to terminate her or his employment within a specified period immediately following the first anniversary of a Change of Control and receive the same benefits as a termination by the Company "without cause" as described above; provided, however, that, in the event that any payment or benefit to be received as a result of termination following a Change of Control would constitute a "parachute payment" within the meaning of Section 280G (or any similar or successor provision) of the Internal Revenue Code of 1986, as amended (the "Code"), and would be subject to excise tax pursuant to Section 4999 of the Code, such payment or benefit shall be reduced so that no portion thereof would be subject to excise tax. The term "Severance Period" means either (a) the period from the date of termination of the Executive's employment continuing for the longer of one year after the date of termination or until March 1, 1998 in the case of Ms. Stanton, Mr. Lightstone and Mr. Buchen, or in the case of Mr. Stanley, through March 1, 1999 (if termination occurs prior to December 1, 1998) or through March 1, 2000 (if termination occurs after November 30, 1998) or (b) in the event of a termination by the Company "without cause" after a Change of Control or a termination by the Executive after a Change of Control in accordance with the Employment Agreement, the period from the date of the termination of the Executive's Employment continuing for two years after the date of
termination;   provided  that  the  Severance  Period  shall  continue
regardless of the death or disability of the Executive subsequent to the date of termination of employment.

         In addition, the Executives have entered into agreements for supplemental retirement benefits (the "Supplemental Retirement Agreements") with Payless. Effective as of August 31, 1994, the Supplemental Retirement Agreements provide such supplemental retirement benefits as are set forth in the Payless Cashways, Inc. Supplemental Retirement Plan effective January 1, 1988 and modified from time to time ("Supplemental Retirement Plan"). The Supplemental Retirement Plan provides benefits that would otherwise be denied participants in the Retirement Plan (defined in the section entitled "Retirement Program") by reason of certain Code limitations on qualified benefits. The estimated annual benefits payable under both the Retirement Plan and the Supplemental Retirement Plan and a description of remuneration covered by the Supplemental Retirement Plan are described in the section entitled "Retirement Program".

Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

                                           Number of
                                           Securities      Value of
                                           Underlying     Unexercised
                                          Unexercised     In-the-Money
                                          Options/SARs   Options/SARs at
                                          at FY-End (#)   FY-End($)(1)
                                         --------------  ---------------

 (a)                (b)         (c)          (d)             (e)
                Shares       Value
 Name           Acquired on  Realized    Exercisable/   Exercisable/
                Exercise(#)    ($)      Unexercisable   Unexercisable
------------  ------------- ----------  -------------   -------------
David Stanley        ---       ---        299,705/          ---/
                                           40,700           ---

Susan M. Stanton     ---       ---        107,522/          ---/
                                           44,014           ---

Stephen A. Lightstone ---      ---         94,790/          ---/
                                           24,401           ---

Gerald M. Buchen      ---      ---         46,718/          ---/
                                           15,439           ---

E. J. Holland, Jr.    ---      ---         38,174/          ---/
                                           14,401           ---



(1) The value of unexercised in-the-money options is calculated by subtracting the exercise price from the closing price of the Company's Common Stock at fiscal year end, and multiplying the difference by the number of shares granted as options.

RETIREMENT PROGRAM

PENSION BENEFITS

         Payless maintains a non-qualified supplemental pension plan for executive officers, the Payless Supplemental Retirement Plan (the "Supplemental Retirement Plan"), which provides benefits that would otherwise be denied participants in the Retirement Plan (defined below) by reason of certain Code limitations on qualified plan benefits. Mr. Stanley, Ms. Stanton, Mr.
Lightstone, Mr. Buchen and Mr. Holland are participants in the Supplemental Retirement Plan and have entered into Supplemental Retirement Agreements with Payless. The estimated annual benefits payable under both the Retirement Plan and the Supplemental Retirement Plan, based on 10 years or more of credited service and at different levels of remuneration, are as follows:

                                                     Annual Benefits
         Final Five-Year                           Exclusive of Social
            Average                                 Security Benefits
            Annual                                  (for participants
         Pre-Retirement                              with 10 or more
            Earnings                                 years of service
         ---------------                           -------------------

           $ 100,000                                     $39,500
             125,000                                      52,000
             150,000                                      64,500
             175,000                                      77,000
             200,000                                      89,500
             225,000                                     102,000
             250,000                                     114,500
             300,000                                     139,500
             350,000                                     164,500
             400,000                                     189,500
             450,000                                     214,500
             500,000                                     239,500
             550,000                                     264,500
             600,000                                     289,500
             650,000                                     314,500
             700,000                                     339,500
             750,000                                     364,500
             800,000                                     389,500
             850,000                                     414,500
             900,000                                     439,500
             950,000                                     464,500
             1,000,000                                   489,500

         The remuneration covered by the Supplemental Retirement Plan is the final 5-year average total cash remuneration, including salary, bonus (both as reported in the table entitled "Summary Compensation Table") and other cash amounts which would have been reported on Treasury Form W-2. As of the end of the last fiscal year, years of service credited pursuant to the Supplemental Retirement Plan are as follows: Mr. Stanley 16, Ms. Stanton 11, Mr. Lightstone 13, Mr. Buchen 3, and Mr. Holland 4.

         The Payless Cashways Amended Retirement Plan ("Retirement Plan") is a defined benefit plan under which the annual pension benefits payable to employees, including officers, upon normal retirement age are based upon both service credit prior to December 1, 1989, and service after December 1, 1989. The normal retirement benefit for service prior to December 1, 1989, is the greater of 1) the product of (i) 1.25% of average compensation (the average for the five calendar years ending December 31, 1983), plus .9% of that average annual compensation in excess of the individual's "covered compensation" (a particular dollar amount which increases depending on the year of birth to
1950), multiplied by (ii) the number of years and fractional years of benefit service prior to

December 1, 1983, or 2) the product of (i) 1% of average annual compensation (the average for calendar years 1986, 1987 and 1988), plus .5% of that average annual compensation in excess of the individual's "covered compensation" (a particular dollar amount which increases depending on the year of birth to
1950), multiplied by (ii) the number of years of benefit service prior to December 1, 1989. The normal retirement benefit for each year and fractional year of benefit service subsequent to December 1, 1989, is the sum (a) 1% of annual compensation for the year, plus (b) an additional .5% of annual compensation in excess of the "covered compensation" for the year. Benefits from the Retirement Plan are included in the annual benefits listed in the table above.


     As of the end of the last fiscal year, years of service credited pursuant to the Retirement Plan are as follows: Mr. Stanley 17, Ms. Stanton 14, Mr. Lightstone 14, Mr. Buchen 23 and Mr. Holland 4. Benefits shown are computed as a straight single life annuity beginning at age 62 and have been reduced for Social Security benefits.

CERTAIN BENEFICIAL OWNERSHIP

         The table below sets forth certain information, as of January 10, 1997, regarding the beneficial ownership of the Company's Common Stock, Non-Voting Common Stock and Preferred Stock by (i) each of the Company's directors and nominees, (ii) each person known by the Company to be the beneficial owner of 5% or more of each class of the Company's voting securities, (iii) each of the executive officers named in the table entitled "Summary Compensation Table" above and (iv) all of the Company's directors and executive officers as a group. As required by a rule of the Securities and Exchange Commission, the number of shares of Common Stock beneficially owned includes shares as to which a right to acquire ownership exists within 60 days, such as through the exercise of employee stock options and conversion of convertible securities.


Name and Address                   Shares Beneficially
of Beneficial Owner                   Owned                    Percent of Class
-------------------------        --------------------------   -----------------

COMMON STOCK

David Stanley (1)                         358,032                      .9%

Susan M. Stanton (2)                      162,371                      .4%

Stephen A. Lightstone (3)                 134,912                      .4%

Gerald M. Buchen (4)                       52,556                      .1%

E. J. Holland, Jr.(5)                      47,474                      .1%

Harold Cohen (6)                           28,650                      .1%

Scott G. Fossel (7)                        14,956                      (8)

William A. Hall (9)                        10,956                      (8)

George Latimer (10)                        10,956                      (8)

Wayne B. Lyon (11)                          9,956                      (8)

Gary D. Rose (12)                          19,956                      .1%

Louis W. Smith (13)                        29,003                      .1%

Ralph Strangis (14)                        14,956                      (8)

John H. Weitnauer, Jr. (15)                17,956                      (8)

The Crabbe Huson Group, Inc. (16)       3,910,500                     10.4%
121 SW Morrison
Portland, OR 97204


Dimensional Fund Advisors, Inc. (17)    2,074,700                     5.5%
1299 Ocean Ave.
Santa Monica, CA 90401-1038

State of Wisconsin Investment Board (18)   2,808,200                  7.5%
121 E. Wilson St., 2nd Floor
Madison, WI 53703


Summit Capital Appreciation Fund LP (19)   2,403,600                  6.4%
900 2nd Avenue South
Minneapolis, MN 55402


All Directors and Executive                1,025,166                  2.7%
Officers as a group (17 Persons)(20)

CLASS A NON-VOTING COMMON

Court Square Capital Limited               2,250,000                100.0%
399 Park Avenue
New York, NY 10043

PREFERRED STOCK

Masco Capital Corporation                    406,000                100.0%
21001 Van Born Road
Taylor, MI 48180

---------------------
(1) Includes 299,705 shares subject to options, 13,000 shares of restricted stock, 7,000 shares owned by Mr. Stanley's wife, 1,000 shares owned by a trust for the benefit of Mr. Stanley's daughter for which Mr. Stanley acts as trustee, 2,000 shares owned by two trusts for the benefit of Mr. Stanley's stepchildren for which Mr. Stanley does not act as trustee and 2,000 shares owned by Mr. Stanley's stepchildren. Mr. Stanley disclaims beneficial ownership of such 12,000 shares.
(2) Includes 121,010 shares subject to options, 8,300 shares of restricted stock and 2,000 shares held in Ms. Stanton's father's marital trust for which Ms. Stanton acts as co-trustee.
(3) Includes 104,790 shares subject to options, 4,700 shares of restricted stock and 2,270 shares owned by Mr. Lightstone's wife.
(4) Includes 47,756 shares subject to options, 4,300 shares of restricted stock, 100 shares owned by Mr. Buchen's wife, and 100 shares owned by each of Mr. Buchen's four children.
(5) Includes 38,174 shares subject to options, 4,300 shares of restricted stock and 5,000 shares held in a trust for the benefit of Mrs. Holland for which Mr. Holland acts as Co-Trustee.
(6)      Includes 3,000 shares subject to options.
(7)      Includes 9,956 shares subject to options.
(8)      Less than 0.1%.
(9)      Includes 9,956 shares subject to options.
(10)     Includes 9,956 shares subject to options.
(11) Includes 9,956 shares subject to options. Mr. Lyon was President and Chief Operating Officer and a director of Masco until August, 1996, and he continues to serve as a director. Masco owns Masco Capital Corporation ("Masco Capital"). Mr. Lyon disclaims beneficial ownership of shares of Preferred Stock beneficially owned by Masco Capital.
(12)     Includes 9,956 shares subject to options.
(13)     Includes 13,903 shares subject to options.
(14)     Includes 9,956 shares subject to options.
(15)     Includes 9,956 shares subject to options.
(16) Based on a Schedule 13G filed with the Securities and Exchange Commission dated February 7, 1997, The Crabbe Huson Group, Inc., in its capacity as a registered investment advisor, shares voting and dispositive power with respect to 3,910,500 shares owned by approximately 30 of its clients. The Crabbe Huson Group, Inc. disclaims beneficial ownership of all shares owned by the others and also disclaims that a "group" within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934 has been or will be formed.
(17) Based on information provided to the Company by Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, Dimensional is deemed to have beneficial ownership of 2,074,700 shares as of September 30, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA

         Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Sole Voting Power = 1,424,000 shares*; Shared Voting Power = 0; Sole Dispositive Power = 2,074,700; and Shared Dispositive Power = 0. *Persons who are officers of
         Dimensional Fund Advisors, Inc. also serve as officers of DFA Investment Dimensions Group Inc., (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons vote 215,400 additional shares which are owned by the Fund and 435,300 shares which are owned by the Trust (both included in Sole Dispositive Power above).
(18) Based on a Schedule 13D filed with the Securities and Exchange Commission as of December 31, 1996.
(19) Based on a Schedule 13D filed with the Securities and Exchange Commission on December 30, 1996 and a Questionnaire dated January 10, 1997, Okabena Partnership K has the sole voting power and dispositive power of 700,000 shares; Summit Capital Appreciation Fund LP has the sole voting power and dispositive power of 400,000 shares and shared voting power of 453,600 shares; and NU Twins, LLC has the sole voting and dispositive power of 850,000 shares.
(20) Included 784,481 shares subject to options, 53,400 shares of restricted stock and 62 shares held indirectly by an executive officer (who is not a named executive officer) in a 401(k) plan. Excludes shares held by The Goldman Sachs Group, L.P.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities to file, with the Securities and Exchange Commission and the New York Stock Exchange, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and beneficial owners of more than 10 percent of the Company's equity securities are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports and written representations that no other reports were required during 1996, all section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10 percent of the Company's equity securities were complied with on a timely basis.

2.       OTHER BUSINESS

         As of the date of delivery of the text of this Proxy Statement to the printer, management knew of no other business that will be presented for action at the Annual Meeting. In the event that any other business should properly come before the meeting, it is the intention of the persons designated as proxies on the proxy card to take such action as shall be in accordance with their best judgment.


OTHER INFORMATION, SHAREHOLDER PROPOSALS

         The Board of Directors, on the recommendation of the Audit Committee, has selected the firm of KPMG Peat Marwick LLP as independent auditor to examine the financial statements of the Company for the fiscal year 1997. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Shareholder proposals requested for inclusion in the Proxy Statement for the Company's Annual Meeting in 1998 must be received by the Company's Secretary on or before October 31, 1997. The Company currently plans to hold the 1998 Annual Meeting in Kansas City, Missouri, on April 16, 1998. Management will appropriately consider all proposals from shareholders. When adoption of a proposal is clearly in the best interests of the Company and the shareholders generally, and does not require shareholder approval, the Board of Directors will usually adopt the proposal, if appropriate, rather than including the proposal in the Proxy Statement.

         Pursuant to the Company policy and Rules and Regulations of the Securities and Exchange Commission, shareholder proposals requested for inclusion in the Company's Proxy Statement must meet the following criteria: (1) the proponent must be a record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal and must have held such securities for at least one year; (2) the proponent may submit no more than one proposal; (3) the proposal and any supporting statement together shall not exceed 500 words; (4) proposals must be received by the Company's Secretary on or before the date provided in the Proxy Statement, or as may otherwise be provided by the Board of Directors; and (5) the proposal must contain the name of the proposing shareholder(s) and a contact address.

         The Corporate Governance and Nominating Committee will also consider persons recommended by Shareholders as director nominees. In order to be eligible for nomination as a director by the Corporate Governance and Nominating Committee, a director nominee must be under the age of 70 at the date of the Annual Meeting of Shareholders at which such director would be elected. All letters of nomination should be sent to the Secretary and should include the nominee's name and qualifications and a statement from the nominee that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any nominee to be considered by the Corporate Governance and Nominating Committee and, if accepted, to be included in the Proxy Statement, letters of nomination must be received by the Secretary on or before October 31, 1997.

         In addition to the solicitation of proxies by mail, officers or other employees of the Company, without extra remuneration, may solicit proxies by telephone or personal contact. The Company may retain a firm to assist in the solicitation of proxies from individual shareholders, brokers, nominees, fiduciaries and other custodians. The Company also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of stock held of record and will pay such persons for forwarding the material. All costs for the solicitation of proxies by the Board of Directors will be paid by the Company.

         The Company's Annual Report to Shareholders, including financial statements for the year ended November 30, 1996, is enclosed with this Proxy Statement.


                          BY ORDER OF THE BOARD OF DIRECTORS

                          /s/ E. J. Holland, Jr.

                          E. J. Holland, Jr.
                          Senior Vice President-Human Resources/Secretary

February 28, 1997

February 27, 1997




Attn:  Filer Support
U. S. Securities and Exchange Commission
Mail Stop 0-7
6432 General Green Way
Alexandria, VA 22312

Gentlemen:

The Proxy Statement of Payless Cashways, Inc. is being filed today, via Edgar, and mailed to the shareholders on February 28, 1997, along with the glossy Annual Report.

Very truly yours,

/s/ E. J. Holland, Jr.

E. J. Holland, Jr.
Senior Vice President-
   Human Resources/Secretary

LJF:dd
Enclosures

cc:      Mr. Robert F. Bartelmes, Esq.
         Securities and Exchange Commission

FRONT

-------------------------------------------------------------------------------
PROXY                         PAYLESS CASHWAYS, INC.
                     2300 Main, Kansas City, Missouri 64108
          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints E. J. HOLLAND, JR. and STEPHEN A. LIGHTSTONE, or either or them, as Proxy/Proxies, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common stock of Payless Cashways, Inc. held of record by the undersigned on February 17, 1997 at the Annual Meeting of Shareholders to be held on April 17, 1997, or any adjournment thereof.

1. ELECTION OF DIRECTORS

   / / FOR all nominees listed below        / / WITHHOLD AUTHORITY
       (except as marked to the contrary        to vote for all nominees listed
        below)                                  below

HAROLD COHEN, SCOTT G. FOSSEL, GEORGE LATIMER, SUSAN M. STANTON

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
--------------------------------------------------------------------------------
BACK

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such; if a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                      Dated:______________________________, 1997

                                      ----------------------------------------
                                      Signature

                                      ----------------------------------------
                                      Signature if held jointly

                                      /PLEASE MARK, SIGN, DATE AND RETURN/
                                      /THE PROXY CARD PROMPTLY USING THE/
                                      /ENCLOSED ENVELOPE./
--------------------------------------------------------------------------------

FRONT
--------------------------------------------------------------------------------
                  PAYLESS CASHWAYS, INC. EMPLOYEE SAVINGS PLAN
                              VOTING INSTRUCTIONS

Voting Instructions to: The Chase Manhattan Bank, N.A. as Trustee of the Payless
                        Cashways, Inc. Employee Savings Plan

   I hereby direct that the voting rights pertaining to shares of Payless Cashways, Inc. held by the Trustee and attributable to my account in the above-described plan shall be exercised at the Annual Meeting of Shareholders of the Company to be held April 17, 1997, or at any adjournment of such meeting, in accordance with the instructions below, to vote upon Proposals 1.

1.     ELECTION OF DIRECTORS

        a.  HAROLD COHEN           /  / For                 /  /  Withhold
        b.  SCOTT G. FOSSEL        /  / For                 /  /  Withhold
        c.  GEORGE LATIMER        /  /  For                /  /   Withhold
        d.  SUSAN M. STANTON      /  /  For                /  /   Withhold

--------------------------------------------------------------------------------
BACK

(See reverse side for matters to be voted on)

 If you fail to give specific directions, or fail to return this instruction card, the shares allocated to your account will be voted by the Trustee in the same proportion as the shares for which timely directions are received by the Trustee and voted in such manner.

Please sign exactly as name appears below.

                                     Dated:______________________________, 1997

                                     ----------------------------------------
                                     Participant's Signature


                                     /PLEASE MARK, SIGN, DATE AND RETURN/
                                     /THE PROXY CARD PROMPTLY USING THE/
                                     /ENCLOSED ENVELOPE./
--------------------------------------------------------------------------------

                         {PAYLESS CASHWAYS LETTERHEAD}





February 28, 1997



Dear MoneyBuilder Participant:

         As a participant in the Payless Cashways, Inc. Employee Savings Plan (the " MoneyBuilder Plan"), you have the right to direct the Trustee of the MoneyBuilder Plan how you wish the shares of the Company's common stock allocated to your MoneyBuilder account on February 17, 1997 to be voted at the Company's Annual Meeting of Stockholders scheduled for April 17, 1997. The only matter proposed in the Company's Proxy Statement to be voted upon at the Annual Meeting is the election of four directors.

         Enclosed are the following materials for you to consider and act on:

         1.    The  Company's   Proxy   Statement  for  the  Annual  Meeting  of
               Stockholders;

         2. "Voting Instructions" card for you to give directions to the Trustee as to the voting of the shares allocated to your account; and

         3.    The Company's Annual Report for 1996.

         After reviewing the enclosed materials, please complete, sign and return the enclosed "Voting Instructions" card to Securities Transfer Division, United Missouri Bank N.A., P. O. Box 410064, Kansas City, MO
64179-0013 in the enclosed prepaid return envelope. United Missouri Bank N.A. will tabulate the votes in order to permit the Trustee to vote the shares allocated to your account as you direct. If you do not sign and return the enclosed "Voting Instructions" card, the shares in your account will be voted in the same proportion as the shares with respect to which timely directions are received by the Trustee.

         The shares allocated to your account can be voted at the meeting only by the Trustee pursuant to your instructions. In order for your instructions to be followed, the enclosed "Voting Instructions" card must be received by April 14, 1997.

Sincerely,

/s/ E. J. Holland, Jr.

E. J. Holland, Jr.
Chairman of the Plan Committee